                                                                    EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 3, 1996 by and among HEARx LTD., a Delaware corporation, with headquarters located at 471 Spencer Drive, West Palm Beach, Florida 33049 (the "Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

    WHEREAS:

    A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

    B. The Company has authorized two new series of preferred stock: (i) its 1996 Series B-1 Convertible Preferred Stock, par value $1.00 per share (the "Series B-1 Preferred Stock"), convertible into (x) shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") and (y) warrants (the "Warrants"), in the form attached hereto as Exhibit "A", to acquire a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Series B-1 Preferred Stock, upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit "B-1" (the "Series B-1 Certificate of Designation") and (ii) its 1996 Series B-2 Convertible Preferred Stock, par value $1.00 per share (the "Series B-2 Preferred Stock" and together with the Series B-1 Preferred Stock, the "Preferred Stock"), convertible into shares of Common Stock upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit "B-2" (the "Series B-2 Certificate of Designation" and together with the Series B-1 Certificate of Designation, the "Certificates of Designation").

    C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such number of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock as is set forth on the signature page hereto executed by Buyer; and

    D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

    NOW THEREFORE, the Company and the Buyers hereby agree as follows:


1.  PURCHASE AND SALE OF PREFERRED SHARES.
    --------------------------------------

    a. Purchase of Preferred Shares. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock as is set forth on the signature page hereto executed by Buyer (collectively, together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms
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thereof, the "Preferred Shares") at a price per share equal to One Thousand
Dollars ($1,000.00), the stated value thereof (the "Per Share Purchase Price").

The issuance, sale and purchase of the Preferred Shares shall take place in two
(2) separate closings, the first of which is hereinafter referred to as the "First Closing" and the second of which is hereinafter referred to as the "Second Closing." Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below (i) at the First Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company one-half of the aggregate number of Preferred Shares which such Buyer is purchasing hereunder for a price per Preferred Share equal to the

Per Share Purchase Price and (ii) at the Second Closing, the Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company the remainder of the Preferred Shares which such Buyer is purchasing hereunder for a price per Preferred Share equal to the Per Share Purchase Price.

    b. Form of Payment. On each Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Preferred Shares to be issued and sold at the applicable closing (the "Purchase Price") by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing such number of Preferred Shares which such Buyer is then purchasing, and (ii) the Company shall deliver such certificate(s) against delivery of such Purchase Price.

    c. Closing Dates. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "Closing Dates") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on May 3, 1996 and (ii) in the case of the Second Closing, 12:00 noon Eastern Standard Time, three business days following notification of satisfaction (or waiver) of the conditions to such closing set forth in Section 7(b) below (subject, in each case, to a two (2) business day grace period at either party's option), or, in each case, such other mutually agreed upon time. The closings shall occur on the Closing Dates at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.


2.  BUYER'S REPRESENTATIONS AND WARRANTIES
    --------------------------------------

    Each Buyer severally represents and warrants to the Company that:

    a. Investment Purpose. The Buyer is purchasing the Preferred Shares, the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares"), and, if applicable, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") (collectively, the "Securities") for its own account, not as nominee or agent, for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act.

    b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

    c. Reliance on Exemptions. The Buyer understands that the Preferred Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state
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securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares.

    d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk.

    e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

    f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

    g. Legends. The Buyer understands that the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the certificates for the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."
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    The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities law.

    h. Organization; Authorization; Enforcement. Buyer is duly organized and existing under the laws of its organization and has all requisite corporate or partnership (as the case may be) power and authority to purchase the Preferred Shares pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

    i. Residency. The Buyer is a resident of the jurisdiction set forth under such Buyer's name on the signature page hereto executed by such Buyer.


3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
    ----------------------------------------------

    The Company represents and warrants to each Buyer that:

    a. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, financial condition or prospects of the Company or on the transactions contemplated hereby. None of the Company's subsidiaries are engaged in any activities which are material to the operations of the Company and its subsidiaries taken as a whole.

    b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants, and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of
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such instruments will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

    c. Capitalization. As of March 31, 1996, the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Common Stock of which 65,909,183 shares were issued and outstanding, 4,421,950 shares were reserved for issuance pursuant to the Company's stock option plans, and 23,650,340 shares were reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock; and (ii) 2,000,000 shares of preferred stock, of which 6,000 shares of 1996 Senior Preferred Stock are issued and outstanding, and 5,100 shares of 1996-Series A Convertible Preferred Stock are the subject of a pending offering to be undertaken pursuant to Regulation S under the 1933 Act (the "Regulation S Offering"). All of such outstanding shares of capital stock have been validly issued, fully paid and nonassessable. As of the date hereof, 5,823,839 shares of Common Stock are reserved for issuance upon conversion of the Preferred Shares to be issued hereunder and the 1996-Series A Convertible Preferred Stock to be issued in the Regulation S Offering and exercise of the Warrants issuable upon conversion of the Preferred Shares (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below) and 5,152,536 of such shares of Common Stock are reserved for issuance upon conversion of the Preferred Shares to be issued hereunder and exercise of the Warrants issuable upon conversion of the Preferred Shares (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below). As of the date hereof, 15,000 shares of Series B-1 Preferred Stock and 10,000 shares of Series B-2 Preferred Stock are duly authorized for issuance by the Company. Except as disclosed in Schedule 3(c), no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or, to the Company's knowledge, any liens or encumbrances. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to the Buyer true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation") and the Company's By-laws, as in effect on the date hereof (the "By-laws"). The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of each Closing Date.

    d. Issuance of Shares. The Preferred Shares, Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, upon conversion of the Preferred Shares and upon exercise of the Warrants, as applicable, the Securities shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement and Article VI.E. of the Certificates of Designation.

    e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Preferred Shares, Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof.

    f. SEC Documents, Financial Statements. Since December 31, 1994, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 29, 1995 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

    g. Absence of Certain Changes. Since December 29, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

    h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries.

    i. Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

    j. Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers' purchase of the Preferred Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.


4.  COVENANTS.
    ----------

    a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

    b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to each Buyer on or prior to such Closing Date.

    c. Reporting Status. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

    d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for the Company's internal working capital purposes, including the opening of new centers, and up to $4,000,000 of such proceeds for the redemption of certain outstanding shares of the Company's preferred stock. The Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

    e. Additional Equity Capital; Right of First Refusal. The Company agrees that during the period beginning on the date hereof and ending one hundred eighty (180) days following the Closing Date in respect of the Second Closing (or, if the Second Closing never occurs, ending on the later of (i) one hundred eighty (180) days after the Closing Date in respect of the First Closing and
(ii) the date the Second Closing is abandoned) (the "Lock-Up Period") pursuant to this Agreement, the Company will not, without the prior written consent of each of the Buyers of the Series B-1 Preferred Stock hereunder (the "B-1 Buyers") and Buyers holding a majority of the Preferred Shares then outstanding, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form ("Future Offerings"). In addition, the Company will not conduct any Future Offering during the period beginning on the date hereof and ending one (1) year after the Closing Date in respect of the First Closing unless it shall have first delivered to each Buyer, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option during such ten (10) day period to purchase its Aggregate Percentage (as defined below), as of the date of such written notice of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitation"). For purposes of this Section 4(e), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing
(x) the aggregate number of Conversion Shares and Warrant Shares then owned by, or issuable upon conversion of Preferred Shares or upon exercise of Warrants then owned or issuable upon conversion of Preferred Shares to, such Buyer by
(y) the aggregate number of Conversion Shares and Warrant Shares then outstanding or issuable to all Buyers (determined as set forth in clause (x) of this sentence). The Capital Raising Limitation shall not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitation also shall not apply to the issuance of securities pursuant to an underwritten public offering or upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants or the issuance of up to $15,000,000 aggregate purchase price of 1996-Series A Convertible Preferred Stock in a pending offering to be undertaken pursuant to Regulation S under the 1933 Act.

    f. Expenses. Except as otherwise provided in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for the payment of its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

    g. Financial Information. The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

    h. Reservation of Shares. Upon redemption of the 1996 Senior Preferred Stock in accordance with Section 4(k) hereof, the Company shall increase by 4,000,000 the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares issued or issuable hereunder and the 1996-Series A Convertible Preferred Stock to be issued in the Regulation S Offering and exercise of the Warrants issuable upon conversion of the Preferred Shares. The Company shall at all times , after the earlier of the date of the Company's next meeting of stockholders and the Second Closing, have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants issuable upon conversion thereof and the issuance of the Warrant Shares in connection therewith. In that regard, a "sufficient number of shares" shall be deemed to be equal to such number of conversion shares issuable upon conversion of the Preferred Shares issued or issuable hereunder and such number of Warrant Shares issuable upon exercise of all Warrants issued or issuable upon conversion of such Preferred Shares, in each case calculated based on the Conversion Price which would be in effect at such time if the Variable Conversion Price (as defined in the Certificates of Designation) were fifty percent (50%) of the Variable Conversion Price then in effect.

    i. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants.

    j. Corporate Existence. So long as a Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the American Stock Exchange ("AMEX"), the New York Stock Exchange or the NASDAQ National Market System.

    k. Redemption of Senior Preferred Stock; Payment of Legal Fees. As soon as practicable after the First Closing, the Company shall redeem all of the Company's outstanding 1996 Senior Preferred Stock in accordance with the Certificate of Designations, Preferences and Rights of the 1996 Senior Preferred Stock filed with the Secretary of State of Delaware on January 26, 1996 and the Company shall pay all unpaid legal fees of Morgan, Lewis & Bockius LLP pursuant to Section 8.6 of the Stock Purchase Agreement dated January 26, 1996 between the Company and the Investors named therein and in connection with their review and preparation of documentation and consents related to the transactions contemplated hereby.

    l. Issuance of Preferred Shares and 1996-Series A Convertible Preferred Stock. The Company shall not issue more than $30,000,000 aggregated stated value of Preferred Shares and 1996-Series A Convertible Preferred Stock.


5.  TRANSFER AGENT INSTRUCTIONS.
    ----------------------------

    The Company shall instruct its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable securities laws upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer.


6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
    -----------------------------------------------

    The obligation of the Company hereunder to issue and sell the Preferred Shares to a Buyer at each of the First Closing and the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion. The obligation of the Company to issue and sell the Preferred Shares to any Buyer hereunder is distinct and separate from its obligation to issue and sell Preferred Shares to any other Buyer hereunder and any failure by one or more Buyers to fulfill the conditions set forth herein or to consummate the purchase of Preferred Shares hereunder will not relieve the Company of its obligations with respect to any other Buyer.

    With respect to the First Closing and the Second Closing:

         (i) The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

         (ii) The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

         (iii) The Certificates of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

         (iv) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.


7.  CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
    --------------------------------------------------

    The obligation of each Buyer hereunder to purchase the Preferred Shares at each of the First Closing and Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such Closing, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

    a.   With respect to the First Closing:

         (i) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

         (ii) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

         (iii) The Company shall have delivered duly executed certificates (in such denominations as such Buyer shall request) representing the Preferred Shares being so purchased to such Buyer in accordance with Section 1(b) above.

         (iv) The Common Stock shall be authorized for quotation on AMEX, and trading in the Common Stock (or on AMEX generally) shall not have been suspended by the SEC or AMEX.

         (v) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date) and the

Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the First Closing. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the date of the First Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

         (vi) Such Buyer shall have received an opinion of the Company's counsel, dated as of the date of the First Closing, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the same form as Exhibit "D-1" attached hereto.

         (vii) Such Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the date of the First Closing.

         (viii) The Company shall have delivered evidence reasonably satisfactory to Buyer's counsel that no approval of the Company's stockholders is required under the rules of the AMEX in order to issue any of the Preferred Shares at the First Closing and the Second Closing hereunder, to issue the Conversion Shares and Warrants issuable upon conversion thereof or to issue the Warrant Shares upon exercise of such Warrants.

         (ix) The Company shall have delivered evidence reasonably satisfactory to the Buyer's counsel that the holders of the Company's 1996 Senior Preferred Stock have consented to the issuance of the Preferred Shares hereunder in accordance with the Certificate of Designation for such 1996 Senior Preferred Stock.

    b.   With respect to the Second Closing:

         (i) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

         (ii) The Company shall have delivered duly executed certificates (in such denominations as such Buyer shall request) representing the Preferred Shares being so purchased to such Buyer in accordance with Section 1(b) above.

         (iii) The Common Stock shall be authorized for quotation on AMEX, and trading in the Common Stock (or on AMEX generally) shall not have been suspended by the SEC or AMEX and all of the Conversion Shares issuable upon conversion of the Preferred Shares sold at the First Closing and to be sold at the Second Closing and all of the Warrant Shares issuable upon exercise of the Warrants issuable upon conversion of such Preferred Shares shall be listed upon AMEX (subject to official notice of issuance).

         (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the Second Closing as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Second Closing. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the date of the Second Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

         (v) Such Buyer shall have received an opinion of the Company's counsel, dated as of the date of the Second Closing, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the same form as Exhibit "D-2" attached hereto.

         (vi) Such Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the date of the Second Closing.

         (vii)   The registration statement(s) filed by the Company pursuant to
Section 2(a) of the Registration Rights Agreement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) underlying (i) the Preferred Shares issued or issuable at the First Closing and the Second Closing and (ii) the Warrants issued or issuable upon conversion of such Preferred Shares, shall be effective (within one hundred twenty (120) days of the Closing Date in respect of the First Closing) and no stop order shall have been issued in respect thereof.


8.  GOVERNING LAW; MISCELLANEOUS.
    -----------------------------

    a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Philadelphia, Pennsylvania with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

    b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

    c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

    f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

    If to the Company:

    HEARx LTD.
    471 Spencer Drive
    West Palm Beach, FL 33049
    Attention:  Paul A. Brown, M.D.
               Chairman of the Board

    With copy to:

    Bryan Cave LLP
    700 13th Street, N.W.
    Suite 700
    Washington, DC  20005
    Attention:  LaDawn Naegle, Esquire

    If to Capital Ventures International:

    Capital Ventures International
    c/o Bala International, Inc.
    1900 Market Street
    Philadelphia, PA  19102
    Telecopy: (215) 963-3379
    Attention:  Steve B. Katznelson

    With copy to:

    Gary S. Kaminsky, Esq.
    c/o Bala International, Inc.
    1900 Market Street
    Philadelphia, PA  19102
    Telecopy: (215) 656-8758

    And:

    Klehr, Harrison, Harvey, Branzburg & Ellers
    1401 Walnut Street
    Philadelphia, PA  19102
    Telecopy:  (215) 568-6603
    Attention:  Wayne D. Bloch, Esq.

    If to any other Buyer, to such address set forth under such Buyer's name on the signature page hereto executed by such Buyer.

    Each party shall provide notice to the other party of any change in address.

    g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

    h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closings for a period of three (3) years notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations set forth in Section 3 hereof or the Company's agreement set forth in Section 8(m) below, including advancement of expenses as they are incurred.

    j. Publicity. The Company and each of the B-1 Buyers, shall have the right to approve before issuance any press releases, SEC, AMEX or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the B-1 Buyers, to make any press release or SEC, AMEX or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the B-1 Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

    k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    l. Termination. In the event that the First Closing shall not have occurred on or before fifteen (15) business days from the date hereof, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

    m. Finders. The Company acknowledges that it has engaged a finder in connection with the sale of the Preferred Shares, which finder may have formally or informally engaged other finders or agents on its behalf. The Company shall be responsible for the payment of any finder's or placement agreement's fees relating to or arising out of the transactions contemplated hereby.


    IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


HEARX LTD.

By:
       -------------------------------------
Name:
       -------------------------------------
Its:
       -------------------------------------

CAPITAL VENTURES INTERNATIONAL

By: Bala International, Inc., as authorized agent

    By:
           --------------------------------------
    Name:
           --------------------------------------
    Its:
           --------------------------------------

    RESIDENCE: Cayman Islands

    ADDRESS:
         c/o Bala International, Inc.
         1900 Market Street
         Philadelphia, PA  19102
         Telecopy: (215) 963-3379
         Attention:  Steve B. Katznelson


    AGGREGATE SUBSCRIPTION AMOUNT:

    Number of Shares of 1996 Series B-1 Convertible Preferred Stock:      9,000
                                                                     ----------
    Aggregate Purchase Price:                                        $9,000,000
                                                                     ----------


                       [Signatures Continued on Next Page]
                     [Signatures Continued From Prior Page]

    IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


HEARX LTD.

By:
       ----------------------------------------
Name:
       ----------------------------------------
Its:
       ----------------------------------------


OLYMPUS SECURITIES, LTD.

By:
       ----------------------------------------
       Name:
              ---------------------------------
       Title:
              ---------------------------------

    RESIDENCE: Bermuda

    ADDRESS:
         c/o Leeds Management Services, Ltd.
         129 Front Street
         Hamilton HM12
         Attention:  John D. Ziegelman


    AGGREGATE SUBSCRIPTION AMOUNT:

    Number of Shares of 1996 Series B-1 Convertible Preferred Stock:      2,500
                                                                     ----------
    Aggregate Purchase Price:                                        $2,500,000
                                                                     ----------


                       [Signatures Continued on Next Page]

                     [Signatures Continued From Prior Page]

    IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


HEARX LTD.

By:
       ----------------------------------------
Name:
       ----------------------------------------
Its:
       ----------------------------------------


NELSON PARTNERS

By: CITADEL INVESTMENT MANAGEMENT, L.P.,
             General Partner
By:
       ----------------------------------------
       Name:
              ---------------------------------
       Title:
              ---------------------------------

    RESIDENCE: Cayman Islands

    ADDRESS:
         c/o Leeds Management Services, Ltd.
         129 Front Street
         Hamilton HM12
         Attention:  John D. Ziegelman


    AGGREGATE SUBSCRIPTION AMOUNT:

    Number of Shares of 1996 Series B-1 Convertible Preferred Stock:      3,500
                                                                     ----------
    Aggregate Purchase Price:                                        $3,500,000
                                                                     ----------

                     [Signatures Continued From Prior Page]

    IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


HEARX LTD.

By:
       ----------------------------------------
Name:
       ----------------------------------------
Its:
       ----------------------------------------


BUYER:

HALIFAX FUND L.P.

By: The Palladin Group, L.P., as attorney-in-fact

    By:
         ----------------------------------------
         Andrew Kaplan, Authorized Representative

    ADDRESS:
         c/o Palladin Group
         40 West 57th Street, 15th Floor
         New York, New York 10019
         Attention: Andrew Kaplan

    RESIDENCE: Cayman Islands


    AGGREGATE SUBSCRIPTION AMOUNT:

    Number of Shares of 1996 Series B-2 Convertible Preferred Stock:      2,000
                                                                     ----------
    Aggregate Purchase Price:                                        $2,000,000
                                                                     ----------

                     [Signatures Continued From Prior Page]

    IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


HEARX LTD.

By:
       ----------------------------------------
Name:
       ----------------------------------------
Its:
       ----------------------------------------


BUYER (Name and Signature):





    ADDRESS:





    RESIDENCE:


    AGGREGATE SUBSCRIPTION AMOUNT:


    Number of Shares of 1996 Series B-2 Convertible Preferred Stock:
                                                                     ----------
    Aggregate Purchase Price:                                        $
                                                                     ----------

                                                                      EXHIBIT A
                                                                             to
                                                                     Securities
                                                                       Purchase
                                                                      Agreement

    THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 3, 1996, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                                                               Right to
                                                               Purchase

                                                               ----------------
                                                               Shares of
                                                               Common Stock,
                                                               par value $.10
                                                               per share

                                   HEARx LTD.
                             STOCK PURCHASE WARRANT

    THIS CERTIFIES THAT, for value received, _________________________ or its registered assigns, is entitled to purchase from HEARx LTD., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, ____________________ (_______) fully paid and nonassessable shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), at an exercise price equal to the lower of (a) $8.00 per share and (b) two hundred percent (200%) of the average of the closing bid prices for the Common Stock on the American Stock Exchange ("AMEX"), or on the principal securities exchange or other securities market on which the Common Stock is being traded, for the twenty (20) consecutive trading days beginning on the first trading day following the date the registration statement with respect to up to 3,000,000 Registrable Securities (as defined in the Amended Registration Rights Agreement referred to in that certain consent executed by the Company, Browns Creek, Inc. and the other signatories thereto in connection with the transactions contemplated by the Securities Purchase Agreement (as defined below)) is declared effective by the Securities and Exchange Commission (subject to equitable adjustments for stock splits, stock dividends, combinations, reclassifications, recapitalizations, and similar events prior to the expiration of such twenty (20) trading day period) (the lower of (a) and
(b) is hereinafter referred to as the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term Warrants means this Warrant and the other warrants of the Company issued upon conversion of the 1996 Series B-1 Convertible Preferred Stock (the "Preferred Stock") issued pursuant to that certain Securities Purchase Agreement dated as of May 3, 1996, by and among the Company and the Buyers listed on the execution page thereof (the "Securities Purchase Agreement").

    This Warrant is subject to the following terms, provisions, and conditions:

    1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon
(i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof), the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unconverted portion of the Preferred Stock) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder (collectively, "Section 13(d)"), except as otherwise provided in clause (i) thereof.

    2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and before 5:00 p.m., New York City time on the fifth (5th) anniversary of the date of issuance (the "Exercise Period").

    3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

         (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

         (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

    4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

    In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

         (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Paragraphs 4(c) and 4(e) hereof, if and whenever on or after May 3, 1996, the Company issues or sells, or in accordance with Paragraph 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price (as hereinafter defined) on the date of issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to the Dilutive Issuance, plus
    (y) the aggregate consideration, calculated as set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance, divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

         (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Paragraph 4(a) hereof, the following will be applicable:

             (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

             (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

             (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

             (v) Calculation of Consideration Received.  If any Common
         Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

             (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on May 3, 1996; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the exercise of the Warrants or issuance or conversion of the Preferred Stock, the Company's 1996 Series B-2 Convertible Preferred Stock or up to [15,000] shares of the Company's 1996-Series A Convertible Preferred Stock.

         (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

         (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         (e) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

         (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

         (g) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

         (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

         (j)  Other Notices.  In case at any time:

             (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

             (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

             (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substan-tially all its assets to, another corporation or entity; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

         (k) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

         (l) Certain Definitions.

             (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) the number of shares of Common Stock issuable upon exercise or conversion of all Options and Convertible Securities outstanding at such time and which were outstanding as of May 3, 1996, plus (y) in the case of Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of the Options issued in the transaction for which the adjustment is required under this Section 4, calculated as of the date of such issuance or grant of such Options, if any, and (z) in the case of Paragraph 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of the Convertible Securities issued in the transaction for which the adjustment is required under this Section 4, calculated, as of the date of issuance of such Convertible Securities, if any.

             (ii) "Market Price," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock as reported by AMEX for the ten (10) trading days immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

             (iii) "Common Stock," for purposes of this Paragraph 4, includes the Common Stock, par value $.10 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.10 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

    5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

    6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    7.   Transfer, Exchange, and Replacement of Warrant.

         (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 8 are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of May 3, 1996, by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

         (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

         (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

         (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act; provided further, however, that no "Subject Holder" (as defined below) may sell or otherwise transfer the Warrants, except (i) to the Company or to a stockholder or a group of stockholders who immediately prior to the sale control a majority of the Company's voting shares (a "Controlling Stockholder" or "Controlling Group", as applicable); (ii) to an affiliate of such Holder; (iii) in connection with any merger, consolidation, reorganization or sale of more than 50% of the outstanding Common Stock of the Company (a "Reorganization"); (iv) in a registered public offering or a public sale pursuant to Rule 144 or other applicable exemption from the registration requirements of the Securities Act (or any successor rule or regulation); or (v) in a private sale (otherwise than to the Company, to a Controlling Stockholder or a Controlling Group, to an affiliate of such Holder, or in a Reorganization), provided that the Holder shall not sell or otherwise transfer during any ninety (90) day period a portion(s) of the Warrants which, if converted into Common Stock, would represent, at the time of the transfer, in the aggregate (together with any other shares of Common Stock the beneficial ownership of which is transferred), beneficial ownership by the transferee(s) of more than 4.9% percent of the Common Stock then outstanding. Subject Holder means any Holder who, but for the provisions contained in the last paragraph of Section 1, would beneficially own 5% or more of the outstanding Common Stock of the Borrower. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof. For the purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d).

    8.   Registration Rights.

         The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 2 of the Registration Rights Agreement (including, without limitation, Section 2(c) thereof).

    9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 471 Spencer Drive, West Palm Beach, FL 33409, Attention: Paul A. Brown, M.D., Chairman, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice (or upon such person's refusal to accept such notice) at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

    10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN PHILADELPHIA, PENNSYLVANIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT.

    11.  Miscellaneous.

         (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

         (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          HEARx LTD

                                          By:
                                              ---------------------------------
                                              Name:
                                                      -------------------------
                                              Title:
                                                      -------------------------

Agreed to and Accepted

By:
     ------------------------------
                   , Initial Holder

Dated as of               , 199
            --------------     --

                           FORM OF EXERCISE AGREEMENT

                                                 Dated:                 ,     .
                                                        ----------------  ----

To:
    -------------------------

    The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the Warrant) equal to $_________. Please issue a certificate or certifi-cates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                          Name:________________________________

                                          Signature:___________________________

                                          Address:_____________________________
                                                  _____________________________


                                          Note:   The above signature should
                                                  correspond exactly with the
                                                  name on the face of the
                                                  within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

    Name of Assignee                Address                   No. of Shares
- -------------------------  -------------------------  -------------------------






, and hereby irrevocably constitutes and appoints _-________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      , ____.
       ---------------------  ----

In the presence of

- ----------------------------------

                                  Name:
                                        ---------------------------------------
                                  Signature:
                                             ----------------------------------

                                  Title of Signing Officer or Agent (if any):

                                  ---------------------------------------------
                                  Address:
                                            -----------------------------------
                                            -----------------------------------

                                  Note: The above signature should correspond exactly with the name on the face of the within Warrant.